UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 14, 2010

Aon Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street, Chicago, Illinois (Address of Principal Executive Offices)	60601 (Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  On April 14, 2010, Aon Corporation (the “Company”) announced that Andrew M. Appel, age 45, one of the Company’s named executive officers, will transition from his role as chief executive officer of Aon Benfield to a newly-created role as chief operating officer of the Company.  In assuming the role of chief operating officer, Mr. Appel will focus on growth and innovation for the Company.  Mr. Appel will remain chairman of Aon Consulting Worldwide, Inc.

Mr. Appel joined the Company in July 2005, as chief executive officer of Aon Consulting Worldwide, Inc., and served in that capacity until March 2008, when he was named chief executive officer of what is now Aon Benfield (formerly known as Aon Re) and chairman of Aon Consulting Worldwide, Inc.  Mr. Appel joined the Company from McKinsey & Company, the international management consulting firm, where he was a senior partner in the firm’s Financial Services and Technology practices.

A copy of the press release related to this announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)—(c)    Not applicable.

(d)            Exhibits:

Exhibit Number	Description of Exhibit

99.1	Press Release issued by the Company on April 14, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon CORPORATION

	By:	/s/ Jennifer L. Kraft
Jennifer L. Kraft
Vice President and Secretary

Date: April 16, 2010

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release issued by the Company on April 14, 2010.